UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2025

Ares Industrial Real Estate Income Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-56032	47-1592886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Tabor Center,

1200 Seventeenth Street, Suite 2900

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Changes to Board of Directors

On April 2, 2025, Rajat Dhanda, a member of the board of directors (the “Board”) of Ares Industrial Real Estate Income Trust Inc. (referred to herein as the “Company,” “we,” “our,” or “us”), notified the Company of his decision to step down from his position on the Board, which became effective on that day. After a lengthy tenure on the Board, Mr. Dhanda has determined to transition from his role as a director of the Company while continuing to support the Company in his role as Partner, Global Head of Wealth Management within Ares Wealth Management Solutions. Mr. Dhanda has served on the Board since August 2021. Mr. Dhanda’s decision to resign was not the result of any disagreement with management, the Company or its operations, policies or practices.

In connection with Mr. Dhanda’s departure from the Board, the Board appointed Martin A. Edmondson to serve as a director on the Board. Mr. Edmondson will serve on the Board until his successor is duly elected and qualifies.

Mr. Edmondson is a Partner and Co-Head of U.S. Logistics Investments in Ares real estate, the Company’s sponsor (“Ares Real Estate”), where he focuses on U.S. logistics real estate equity. Mr. Edmondson also has served as Partner, Market Officer for the North Central Region for Ares Real Estate from January 2024 to February 2025 and Managing Director, Market Officer for the North Central Region for Ares Real Estate from July 2021 to December 2023. Prior to that, Mr. Edmondson served as Managing Director, Market Officer for the North Central Region at the Company’s former sponsor from July 2015 to June 2021, where he was responsible for the sourcing and execution of prospective industrial investments. Mr. Edmondson served as a Senior Vice President at KTR Capital Partners from December 2010 to May 2015, where he oversaw a large industrial portfolio and led disposition efforts in the North Central region. Mr. Edmondson previously served as Vice President at International Airport Centers in Chicago, an industrial real estate investment firm, and Regional Development Officer at First Industrial Realty Trust, where he held a variety of roles within the Portfolio Management, Asset Management and Development teams. Mr. Edmondson graduated from Eastern Illinois University with a bachelor’s degree in Finance.

Mr. Edmondson will continue to serve as Partner and Co-Head of U.S. Logistics Investments in Ares Real Estate, and therefore is not an independent director. There are no transactions between the Company and Mr. Edmondson that would be required to be reported under Item 404(a) of Regulation S-K.

In connection with his appointment as a director of the Company, we entered into an indemnification agreement with Mr. Edmondson effective as of April 2, 2025. The terms of the indemnification agreement are substantially identical to the terms of the indemnification agreements we have entered into with each of our other directors and executive officers. The indemnification agreement requires, among other things, that, subject to certain limitations, we will indemnify Mr. Edmondson and advance to him all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. This description of the indemnification agreement is a summary and is qualified in its entirety by the full terms of our form of indemnification agreement, which we filed as Exhibit 10.6 to Post-Effective Amendment No. 1 to our Registration Statement on Form S-11 (Registration No. 333-200594), filed with the Securities and Exchange Commission on July 1, 2016.

Departure of Executive Officer

On April 1, 2025, Scott Recknor, the Company’s Head of Asset Management, notified the Company of his decision to retire. The effective date of Mr. Recknor’s retirement has not yet been determined, as Mr. Recknor intends to remain with the Company for the time being to assist with this transition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARES INDUSTRIAL REAL ESTATE INCOME TRUST INC.

April 7, 2025	By:	/s/ SCOTT A. SEAGER
Name: Scott A. Seager
Title: Managing Director, Chief Financial Officer and Treasurer

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